Exhibit 99.1

Xencor Appoints Kevin Gorman, Ph.D., to its Board of Directors

Monrovia, Calif. — April 17, 2017 — Xencor, Inc. (NASDAQ: XNCR), a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of inflammation and cancer, today announced that Kevin Gorman, Ph.D., chief executive officer of Neurocrine Biosciences, has been appointed to Xencor’s Board of Directors. Xencor also announced that Robert Baltera, Jr., who has served as director since 2013, will not stand for re-election at the 2017 Annual Meeting of Stockholders.

“Kevin is a great addition to Xencor’s Board as we plan our next phase of growth,” said Bassil Dahiyat, Ph.D., president and chief executive officer of Xencor. “His substantial experience building successful biotechnology companies, taking drugs from clinical development to FDA approval, and preparing for commercialization will be invaluable as we progress our drug candidates into later stages of development, and I’m excited to work with him.”

Dr. Gorman, Ph.D. is a founder of Neurocrine Biosciences. Prior to assuming his current role as CEO, he served as Neurocrine’s chief operating officer after having served as executive vice president and chief business officer and senior vice president of business development. From 1990 until joining Neurocrine in 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he contributed to the founding of Neurocrine and several other biotechnology companies, including Onyx Pharmaceuticals, Metra Biosystems, IDUN and ARIAD Pharmaceuticals. Dr. Gorman received his Ph.D. in Immunology and M.B.A. in Finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University.

“Xencor has developed a powerful antibody engineering technology, a deep pipeline of antibody drug candidates, and promising bispecific antibodies that create tremendous opportunity for bringing novel medicines to patients,” said Dr. Gorman. “I am looking forward to joining the Xencor Board and contributing to the Company’s continued growth.”

Dr. Dahiyat continued, “On behalf of Xencor’s Board of Directors and management team, I want to thank Bob for his many contributions. Bob’s guidance played a key role in enabling Xencor to expand our clinical development pipeline and advance to where we are today, and I wish him well as he focuses on launching his new company.”

About Xencor, Inc.
Xencor is a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases and cancer. Currently, 11 candidates engineered with Xencor’s XmAb® technology are in clinical development internally and with partners. Xencor’s internal programs include: XmAb®5871 in Phase 2 development for the treatment of IgG4-Related Disease, and also for the treatment of Systemic Lupus Erythematosus; XmAb®7195 in Phase 1 development for the treatment of asthma and allergic diseases; XmAb®14045 in Phase 1 development for acute myeloid leukemia; XmAb®13676 in Phase 1 development for B-cell malignancies; and XmAb®18087 for the treatment of neuroendocrine tumors, in pre-clinical development. Xencor’s XmAb antibody engineering technology enables small changes to the structure of monoclonal antibodies resulting in new mechanisms of therapeutic action.  Xencor partners include Novartis, Amgen, MorphoSys, Merck, CSL/Janssen, Alexion and Boehringer Ingelheim. For more information, please visit www.xencor.com.

Forward Looking Statements:

Statements contained in this press release regarding matters that are not historical facts are forward-looking statements within the meaning of applicable securities laws, including any expectations relating to Xencor’s Board composition and future growth trajectory. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks described in Xencor’s public securities filings. All forward-looking statements are based on Xencor’s current information and belief as well as assumptions made by Xencor. Readers are cautioned not to place undue reliance on such statements and Xencor disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: John Kuch, Vice President Finance, Xencor Tel: 626-737-8013 jkuch@xencor.com	Corporate Communications Contact: Jason I. Spark Canale Communications for Xencor Tel: 619-849-6005 jason@canalecomm.com